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Exhibit 32.1
CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of FS Investment Corporation IV (the “Company”) for the three months ended June 30, 2017, as filed with the Securities and Exchange Commission on the date hereof  (the “Form 10-Q”), Michael C. Forman, as Chief Executive Officer of the Company, and Edward T. Gallivan, Jr., as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
•
the Form 10-Q of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•
the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 11, 2017
/s/ Michael C. Forman Michael C. Forman Chief Executive Officer
/s/ Edward T. Gallivan, Jr. Edward T. Gallivan, Jr. Chief Financial Officer